Exhibit 99.1
CONTACT INFO Michelle R. Saari VP – Marketing & Communications 3015 16th Street SW, Suite 100 PO Box 1988 Minot, North Dakota 58702-1988 phone: 701.837.4738 fax: 701.838.7785 email:msaari@iret.com

INVESTORS REAL ESTATE TRUST DECLARES REGULAR QUARTERLY COMMON SHARE DISTRIBUTION, AND DECLARES SERIES A PREFERRED SHARE DISTRIBUTION

Minot, ND – June 3, 2011 - Investors Real Estate Trust (NASDAQ: IRET) announced today that its Board of Trustees has declared a regular quarterly distribution of 17.15 cents per share/unit payable on July 1, 2011 to common shareholders and unitholders of record at the close of business on June 15, 2011.  The distribution reinvestment price will be the NASDAQ volume-weighted average price on July 1, 2011, less a discount of 5%.  The Company has filed a registration statement with the Securities and Exchange Commission to register the number of common shares necessary to meet distribution reinvestment elections.

This 17.15 cents per common share/unit distribution represents the 161st consecutive quarterly distribution paid by IRET since its inception in 1970.  The previous regular quarterly distribution, also of 17.15 cents per common share/unit, was paid April 1, 2011.

IRET President and CEO Timothy Mihalick said, “IRET’s Board and I continue to believe that it is in the best interests of the Company and its shareholders to pay an attractive distribution on our common shares and units.  However, in fiscal year 2010, cash distributions to our common shareholders and unitholders totaled approximately 99.2% of our funds from operations, on a per share and unit basis, and distributions to our common shareholders and unitholders in cash and in common shares pursuant to our Distribution Reinvestment and Share Purchase Plan totaled approximately 99.9% of our net cash provided by operating activities.  We have previously said that we may be unable to maintain our common share distributions at current levels.  Our Board is scheduled to meet later this month, at which time it will evaluate the Company’s distribution level in light of our fourth quarter and year-end financial and operating results, which will be announced on June 30, 2011, and in light of the continued weakness in the economy.  I expect to review for our shareholders the results of the Board’s evaluation of our distribution in our fourth quarter and year-end earnings release.”

Investors Real Estate Trust’s Board of Trustees also declared today a distribution of 51.56 cents per share on the Company’s Series A Cumulative Redeemable Preferred Shares (NASDAQ: IRETP).  This distribution will be payable June 30, 2011 to Series A preferred shareholders of record on March 15, 2011.

About Investors Real Estate Trust

Investors Real Estate Trust is an equity real estate investment trust.  Its business consists of owning and operating income-producing multi-family residential and commercial properties located primarily in the upper Midwest.  Investors Real Estate Trust is based in Minot, North Dakota, and has additional offices in Minneapolis, Minnesota and Omaha, Nebraska.

Forward Looking Statements

The information in this press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often include words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance in connection with discussions of future operating or financial performance. Examples of forward-looking statements include, but are not limited to, statements regarding future announcements about the Company’s distributions and its expectations regarding its financial and operating results.  The Company's forward-looking statements are based on management's current expectations and assumptions regarding the Company's business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. The Company's actual results may vary materially from those expressed or implied in its forward-looking statements. Important factors that could cause the Company's actual results to differ materially from those in its forward-looking statements include economic conditions, changes in regulation and political conditions, and other factors as discussed in the Company’s filings with the Securities and Exchange Commission.

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